Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Second Quarter 2007 Financial Results

Year-Over-Year Revenue Increases by 14%

MCLEAN, Va., July 27, 2007 - MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced financial results for the three-month period ended June 30, 2007 (the second quarter of its 2007 fiscal year).

Second quarter 2007 revenue was $84.8 million versus $74.1 million for the second quarter of 2006, a 14% increase. Product licenses revenue for the second quarter of 2007 was $21.7 million versus $23.1 million for the second quarter of 2006, a 6% decrease. Product support and other services revenue for the second quarter of 2007 was $63.1 million versus $51.0 million for the second quarter of 2006, a 24% increase. Product support and other services revenue increased primarily due to an increase in technical support revenue and an increase in the hardware and services revenue generated by MicroStrategy’s Alarm.com subsidiary, which provides wireless and web-enabled security system technology to residential and commercial customers. Revenues from non-core operations, which consist of MicroStrategy’s Alarm.com subsidiary and Angel.com business unit, were $8.3 million for the second quarter of 2007 compared to $2.0 million for the second quarter of 2006. The cost of revenues attributable to these non-core operations was $6.0 million for the second quarter of 2007 compared to $0.8 million for the second quarter of 2006.

Operating expenses for the second quarter of 2007 were $48.3 million versus $39.8 million for the second quarter of 2006, a 22% increase. The increase in second quarter operating expenses was primarily due to an increase in the worldwide employee headcount of our core business intelligence (BI) business and reflects the continued expansion in the second quarter of 2007 of our worldwide sales and services organization and administrative and IT support functions. Operating expenses related to Alarm.com and Angel.com were $3.3 million in the second quarter of 2007 compared to $2.2 million in the second quarter of 2006, a 53% increase. Consolidated income from operations for the second quarter of 2007 was $18.4 million, or 22% of revenue, versus $23.7 million, or 32% of revenue, for the second quarter of 2006.

“The results of our core BI business in the second quarter continued to be mixed with a year-over-year increase in product support and other services revenue offset in part by a decline in product license revenues,” said Arthur S. Locke, III, MicroStrategy’s Vice President, Finance & Chief Financial Officer. “In the second quarter, we continued efforts to enhance our global sales and services organization although we slowed the headcount growth in that organization in order to focus on integrating and leveraging the additional capacity that we now have in place. We are also considering strategic alternatives relating to our Alarm.com and Angel.com businesses.”

For the second quarter of 2007, MicroStrategy’s effective tax rate was 39.6% compared to 30.5% in the second quarter of 2006. The increase in the effective tax rate was primarily caused by net losses of certain foreign subsidiaries for which the company was not able to recognize a tax benefit for financial reporting purposes and the establishment of valuation allowances on certain foreign deferred tax assets. Net income for the second quarter of 2007 was $11.6 million, or $0.90 per share on a diluted basis, versus $16.6 million, or $1.21 per share on a diluted basis, for the second quarter of 2006.

As of June 30, 2007, MicroStrategy had $76.1 million in cash and cash equivalents and 9,638,150 shares of class A common stock and 2,775,244 shares of class B common stock outstanding.

New Customers and New Deals with Existing Customers in Q2 2007 Included:

Capital Group Companies; Classic Residence by Hyatt; The Container Store, Inc.; Cryptologic, Inc.; David’s Bridal; Dick’s Sporting Goods Inc.; The First American Financial Corporation; First Franklin Financial Corporation; Focus Technology Group; Gander Mountain; GE Healthcare; Goal Financial; Grange Insurance; IQ Solutions; KeyBank National Association; La Capitale Assurances Generales; LowerMyBills; Netflix; The NPD Group; Porsche Cars North America, Inc.; Ross Stores, Inc.; Sanmina SCI Corporation; SchoolNet; Starwood Hotels & Resorts, Inc.; TRX Data Services Inc.; US Department of State; Verisign; VSM Group; and Wells Fargo Bank, N.A.

Examples of Customer Deals from Q2 2007:

Dick’s Sporting Goods, Inc.

Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment, operating 309 stores in 34 states. Dick’s uses the MicroStrategy platform as its enterprise reporting standard to track product sales and inventory levels across its network of retail stores. With MicroStrategy, Dick’s employees perform sales, category, and inventory analyses enabling them to make analytically-based decisions that can improve business performance and customer service. Given the success of the MicroStrategy projects, Dick’s recently expanded its use of the MicroStrategy platform with the purchase of additional licenses to facilitate the fast-paced growth of the Dick’s store base.

Netflix Inc.

Netflix Inc., the world’s largest online movie rental service, has selected MicroStrategy as its enterprise reporting and analysis standard. Netflix will utilize MicroStrategy for reporting and analysis of financial data, marketing campaigns, and movie recommendations. With MicroStrategy, Netflix users will gain valuable insight into critical marketing data to evaluate marketing campaigns and personalized movie recommendation data, enhance its marketing programs, and better serve its subscriber base of 6.8 million members. MicroStrategy was selected by Netflix for its ease-of-use, robust reporting and analytical capabilities, and scalability for large databases.

Porsche Cars North America, Inc.

Porsche Cars North America, Inc. (PCNA), based in Atlanta, GA, and its subsidiary, Porsche Cars Canada, Ltd., are the exclusive importers of Porsche sports cars and Cayenne sport utility vehicles for the United States and Canada, Ltd, and is a wholly owned, indirect subsidiary of Dr. Ing. h.c. F. Porsche AG. PCNA uses the MicroStrategy Business Intelligence Platform to report on, analyze, and monitor marketing and sales performance information. With MicroStrategy, PCNA personnel can make analytically-based decisions that help Porsche dealerships enhance customer service and help the company achieve its business objectives. PCNA recently expanded its deployment of MicroStrategy to support its growing business intelligence requirements.

Launch of MicroStrategy Mobile and MicroStrategy Integrity Manager:

MicroStrategy recently announced its plans to launch MicroStrategy Mobile™, a new product that delivers timely BI information directly to BlackBerry® smartphones from Research In Motion. With MicroStrategy Mobile, business users will receive the same reports on their BlackBerry smartphone as they receive on their desktop, without the need for reformatting or retrofitting existing reports. The report manipulation features available in MicroStrategy Mobile allow users to view even the largest reports within the compact screen size of the BlackBerry smartphone.

MicroStrategy Mobile was engineered to work cooperatively with other BlackBerry applications, including phone, e-mail, and text messages. Designed for all levels of users, MicroStrategy Mobile reports are displayed in an easy-to-view and easy-to-navigate format, enabling users to review, analyze, and interact with important data at their convenience. Users can also access reports while they are offline, or when their BlackBerry smartphone is not within connectivity range.

MicroStrategy Mobile is well-suited to meet the BI needs of a broad range of mobile workers:

•

An executive from a large financial services company can monitor the organization’s top financial metrics and make time-sensitive decisions that impact the company’s bottom line while out of the country.

•	A retail buyer can access merchandise sales data to determine what is selling and not selling in specific stores to support purchasing and inventory reallocation discussions with store managers.

•	A pharmaceutical salesperson can review the latest market share reports, prescription sales, and inventory data to prepare for sales calls.

•

A manufacturer’s field technician can provide enhanced customer service on-site by checking the customer’s historical service record and product availability before scheduling a follow-up service call.

•	A marketing executive from a Fortune 500 company can evaluate the latest marketing campaign analytics while meeting with the advertising agency to make key decisions on future expenditures.

MicroStrategy also announced its plans to launch MicroStrategy Integrity Manager™, a new product that tests the accuracy of BI applications by validating data and report integrity. MicroStrategy Integrity Manager automatically compares and verifies the consistency of reports as changes are made to the BI ecosystem, and then highlights issues and discrepancies to monitor the overall reliability of the BI content used by business decision makers.

MicroStrategy Integrity Manager reduces the need for resource-intensive manual testing by comparing versions of reports after data updates and throughout the BI development cycle, thereby automating report regression testing. Data inconsistencies can be captured much sooner in the development cycle, saving time in report testing, end user support, and issue resolution.

Every day, there are changes made in a company’s BI environment, and data can be corrupted or compromised, causing reports that are used by business decision-makers to become inaccurate.

Common types of BI ecosystem changes that require report and data validation include:

•

Software upgrades – MicroStrategy Integrity Manager ensures that database and BI software upgrades designed to address defect fixes and enhancements do not impact report integrity, and that inconsistencies are identified so they can be corrected prior to being viewed by business users.

•	BI project migrations – As part of the normal BI development life cycle, developers continuously migrate entire BI projects or project objects across the development, test, and production environments. Administrators need to confirm that migrated objects perform as expected and do not negatively impact existing BI reports.

•

Data warehouse ETL processes – Data loads and ETL scripts can modify or even corrupt existing information within the data warehouse. Database administrators require certainty that the ETL processes are successfully completed, without altering previously loaded data and introducing inconsistencies to BI reports and content.

•

Database optimizations – System tuners can alter existing database objects and report parameters, or add new objects such as indexes and aggregate tables to improve report performance and system throughput. Developers need to ensure that subtle SQL changes and database alterations made for performance do not alter query results.

•

User profile modifications – As BI applications are modified to provide richer capabilities or as end users move roles within companies, administrators must modify user and user groups’ application privileges and data security profiles. Validation testing ensures that user profile changes do not improperly alter users’ BI reports.

MicroStrategy Mobile and MicroStrategy Integrity Manager are currently in beta-testing and expected to be generally available in the second half of 2007, as part of the MicroStrategy 8.1.1 release.

MicroStrategy 2007 Events:

In May, MicroStrategy hosted a one-hour webcast, “Using Dashboards to Improve Corporate Performance: Top 10 Best Practices.” More than 1,000 people participated in the webcast, which included demonstrations of MicroStrategy’s new Dynamic Enterprise Dashboards; commentary from Wayne Eckerson, Director of TDWI Research; and speakers from Lowe’s Companies and Classic Residence by Hyatt.

The MicroStrategy Symposia series continued with events in London and New York City. Each Symposium featured technical sessions as well as presentations from MicroStrategy customers sharing best practices in deploying business intelligence applications in their organization. The MicroStrategy Symposium in London included customer presentations from Virgin Retail, Yahoo! Inc., Highways Agency, Amlin plc, and Cork County Council. Customer speakers at the MicroStrategy Symposium in New York City included Liz Claiborne Inc., Massachusetts General Hospital, Herbalife, Guy Carpenter & Company, Rite-Hite Corporation, Forest Laboratories, and Aperity.

Additional 2007 Symposia are scheduled in Sao Paulo, Chicago, and Paris. MicroStrategy also plans to hold Technology Day events in locations including Milan, Johannesburg, Zurich, San Francisco, Toronto, and Washington DC. These one-day events offer a technical and a business track, with practical tools to enhance business intelligence initiatives.

MicroStrategy plans to hold its biggest event next year, MicroStrategy World 2008, on January 14-17, 2008 at the InterContinental Miami in Miami, Florida. The conference will feature dozens of customer speakers from industry-leading organizations, more than 100 educational sessions, and an exhibit hall showcasing MicroStrategy partners. MicroStrategy World 2008 will also include an update on the company’s latest technology advances, insightful keynote presentations, and networking opportunities.

Industry Awards:

In June, Corporate Express US received the 2007 Best Practices Award from The Data Warehousing Institute (TDWI) for a MicroStrategy-based business intelligence application. TDWI’s Best Practices Awards program is designed to identify and honor companies that have demonstrated excellence in developing, deploying, and maintaining BI and Data Warehouse (DW) applications.

Corporate Express built a market basket application, leveraging MicroStrategy’s business intelligence technology to improve its online business. The application looks at each item purchased online and determines a list of complementary items to recommend to purchasers. The Corporate Express market basket application uncovered insightful new data about the items that customers typically purchase together, enabling Corporate Express to present these items as complementary offerings to online customers. As a result, the average order size for orders with the market basket pairings is more than twice the average order size for orders without pairings. In addition, the information has helped Corporate Express to better serve its customers, with a deeper understanding of purchasing preferences.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy provides integrated reporting, analysis, and monitoring software that helps leading organizations worldwide make better business decisions every day. Companies choose MicroStrategy for its advanced technical capabilities, sophisticated analytics, and superior data and user scalability. More information about MicroStrategy (NASDAQ: MSTR) is available at www.microstrategy.com.

MicroStrategy, MicroStrategy 8, MicroStrategy Business Intelligence Platform, MicroStrategy Dynamic Enterprise Dashboards, MicroStrategy Mobile, and MicroStrategy Integrity Manager are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 8.1 software and Dynamic Enterprise Dashboards on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products, including any delays in shipping the MicroStrategy Mobile or MicroStrategy Integrity Manager products beyond the second half of 2007; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses	$21,699	$23,111	$38,398	$46,244
Product support and other services	63,107	50,995	118,836	97,360

Total revenues	84,806	74,106	157,234	143,604

Cost of Revenues
Product licenses	854	592	1,443	1,296
Product support and other services	17,260	10,039	28,990	18,869

Total cost of revenues	18,114	10,631	30,433	20,165

Gross profit	66,692	63,475	126,801	123,439

Operating Expenses
Sales and marketing	26,410	20,313	51,207	40,282
Research and development	9,621	8,732	16,634	16,981
General and administrative	12,268	10,716	25,868	21,466
Amortization of intangible assets	18	18	36	36

Total operating expenses	48,317	39,779	93,745	78,765

Income from operations	18,375	23,696	33,056	44,674

Financing and Other Income
Interest income, net	874	648	1,855	1,479
Other income (expense), net	(18)	(515)	5	(667)

Total financing and other income	856	133	1,860	812

Income before income taxes	19,231	23,829	34,916	45,486
Provision for income taxes	7,618	7,271	13,458	13,935

Net income	$11,613	$16,558	$21,458	$31,551

Basic earnings per share	$0.94	$1.27	$1.72	$2.37
Diluted earnings per share	$0.90	$1.21	$1.64	$2.26
Basic weighted average shares outstanding	12,404	13,024	12,484	13,295
Diluted weighted average shares outstanding	12,940	13,678	13,048	13,990

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Alarm.com		Angel.com		Consolidated
	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
	June 30,		June 30,		June 30,		June 30,
	2007	2006	2007	2006	2007	2006	2007	2006
Revenues
Product licenses	$21,699	$23,111	$—	$—	$—	$—	$21,699	$23,111
Product support and other services	54,771	49,030	—	—	—	—	54,771	49,030
Angel.com telephony services	—	—	—	—	1,582	1,080	1,582	1,080
Alarm.com hardware and services revenue	—	—	6,754	885	—	—	6,754	885

Total revenues	76,470	72,141	6,754	885	1,582	1,080	84,806	74,106

Cost of Revenues
Product licenses	854	603	—	—	—	(11)	854	592
Product support and other services	11,278	9,248	—	—	—	—	11,278	9,248
Angel.com telephony services	—	—	—	—	493	234	493	234
Alarm.com hardware and services	—	—	5,489	557	—	—	5,489	557

Total cost of revenues	12,132	9,851	5,489	557	493	223	18,114	10,631

Gross profit	64,338	62,290	1,265	328	1,089	857	66,692	63,475

Operating Expenses
Sales and marketing	24,587	19,026	314	227	1,509	1,060	26,410	20,313
Research and development	8,507	8,050	414	240	700	442	9,621	8,732
General and administrative	11,869	10,499	399	217	— (a)	— (a)	12,268	10,716
Amortization of intangible assets	18	18	—	—	—	—	18	18

Total operating expenses	44,981	37,593	1,127	684	2,209	1,502	48,317	39,779

Income (loss) from operations	19,357	24,697	138	(356)	(1,120)	(645)	18,375	23,696

Financing and Other Income
Interest income, net	874	648	—	—	—	—	874	648
Other expense, net	(18)	(515)	—	—	—	—	(18)	(515)

Total financing and other income	856	133	—	—	—	—	856	133

Income (loss) before income taxes	$20,213	$24,830	$138	$(356)	$(1,120)	$(645)	19,231	23,829
Provision for income taxes							7,618	7,271

Net income							$11,613	$16,558

Basic earnings per share							$0.94	$1.27

Diluted earnings per share							$0.90	$1.21

Basic weighted average shares outstanding							12,404	13,024

Diluted weighted average shares outstanding							12,940	13,678

(a)	An insignificant amount of general and administrative services is provided to the Angel.com business unit by MicroStrategy’s core business operations.

	Core BI Business		Alarm.com		Angel.com		Consolidated
	Six Months Ended		Six Months Ended		Six Months Ended		Six Months Ended
	June 30,		June 30,		June 30,		June 30,
	2007	2006	2007	2006	2007	2006	2007	2006
Revenues
Product licenses	$38,398	$46,244	$—	$—	$—	$—	$38,398	$46,244
Product support and other services	107,425	93,666	—	—	—	—	107,425	93,666
Angel.com telephony services	—	—	—	—	3,092	2,236	3,092	2,236
Alarm.com hardware and services revenue	—	—	8,319	1,458	—	—	8,319	1,458

Total revenues	145,823	139,910	8,319	1,458	3,092	2,236	157,234	143,604

Cost of Revenues
Product licenses	1,443	1,292	—	—	—	4	1,443	1,296
Product support and other services	22,205	17,231	—	—	—	—	22,205	17,231
Angel.com telephony services	—	—	—	—	936	465	936	465
Alarm.com hardware and services	—	—	5,849	1,173	—	—	5,849	1,173

Total cost of revenues	23,648	18,523	5,849	1,173	936	469	30,433	20,165

Gross profit	122,175	121,387	2,470	285	2,156	1,767	126,801	123,439

Operating Expenses
Sales and marketing	47,752	38,055	528	370	2,927	1,857	51,207	40,282
Research and development	14,433	15,757	787	494	1,414	730	16,634	16,981
General and administrative	24,970	20,972	898	494	— (a)	— (a)	25,868	21,466
Amortization of intangible assets	36	36	—	—	—	—	36	36

Total operating expenses	87,191	74,820	2,213	1,358	4,341	2,587	93,745	78,765

Income (loss) from operations	34,984	46,567	257	(1,073)	(2,185)	(820)	33,056	44,674

Financing and Other Income
Interest income, net	1,855	1,479	—	—	—	—	1,855	1,479
Other income (expense), net	5	(667)	—	—	—	—	5	(667)

Total financing and other income	1,860	812	—	—	—	—	1,860	812

Income (loss) before income taxes	$36,844	$47,379	$257	$(1,073)	$(2,185)	$(820)	34,916	45,486
Provision for income taxes							13,458	13,935

Net income							$21,458	$31,551

Basic earnings per share							$1.72	$2.37

Diluted earnings per share							$1.64	$2.26

Basic weighted average shares outstanding							12,484	13,295

Diluted weighted average shares outstanding							13,048	13,990

(a)	An insignificant amount of general and administrative services is provided to the Angel.com business unit by MicroStrategy’s core business operations.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30,	December 31,
	2007	2006
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$76,140	$78,980
Restricted cash and investments	3,787	3,799
Short-term investments	11	16
Accounts receivable, net	41,215	54,468
Prepaid expenses and other current assets	9,698	8,633
Deferred tax assets, net	31,515	29,510

Total current assets	162,366	175,406

Property and equipment, net	10,486	11,102
Capitalized software development cost, net	3,214	1,903
Deposits and other assets	8,963	2,461
Deferred tax assets, net	41,054	57,944

Total Assets	$226,083	$248,816

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$23,077	$24,378
Accrued compensation and employee benefits	24,812	31,872
Deferred revenue and advance payments	66,113	56,578

Total current liabilities	114,002	112,828

Deferred revenue and advance payments	1,894	1,127
Other long-term liabilities	2,853	1,710

Total Liabilities	118,749	115,665

Stockholders’ Equity
Preferred stock undesignated; $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock; $0.001 par value; 330,000 shares authorized; 14,050 shares issued and 9,638 shares outstanding, and 13,972 shares issued and 9,918 shares outstanding, respectively	14	14
Class B common stock; $0.001 par value; 165,000 shares authorized; 2,775 issued and outstanding for both periods	3	3
Additional paid-in capital	445,257	440,768
Treasury stock, at cost; 4,412 and 4,054 shares, respectively	(313,516)	(268,776)
Accumulated other comprehensive income	2,628	3,123
Accumulated deficit	(27,052)	(41,981)

Total Stockholders’ Equity	107,334	133,151

Total Liabilities and Stockholders’ Equity	$226,083	$248,816

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six months ended
	June 30,
	2007	2006
	(unaudited)	(unaudited)
Operating activities:
Net income	$21,458	$31,551
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	3,855	3,886
Bad debt provision	626	656
Deferred taxes	10,647	11,981
Share-based compensation	307	821
Excess tax benefits from share-based payment arrangements	(2,191)	(2,214)
Other, net	70	50
Changes in operating assets and liabilities:
Accounts receivable	12,954	9,444
Prepaid expenses and other current assets	(886)	(1,074)
Deposits and other assets	(6,512)	391
Accounts payable and accrued expenses, compensation and employee benefits	(9,329)	(8,055)
Deferred revenue and advance payments	9,293	11,853
Other long-term liabilities	1,336	(273)

Net cash provided by operating activities	41,628	59,017

Investing activities:
Proceeds from maturities of short-term investments	—	106,691
Purchases of short-term investments	—	(52,924)
Purchases of property and equipment, net	(2,112)	(1,622)
Capitalized software development costs	(2,419)	—
Increase in restricted cash and investments	39	(97)

Net cash (used in) provided by investing activities	(4,492)	52,048

Financing activities:
Proceeds from sale of class A common stock under employee stock purchase plan and exercise of employee stock options	1,816	2,758
Excess tax benefits from share-based payment arrangements	2,191	2,214
Purchases of treasury stock	(44,740)	(112,807)

Net cash used in financing activities	(40,733)	(107,835)
Effect of foreign exchange rate changes on cash and cash equivalents	757	1,392

Net (decrease) increase in cash and cash equivalents	(2,840)	4,622
Cash and cash equivalents, beginning of period	78,980	42,318

Cash and cash equivalents, end of period	$76,140	$46,940